Exhibit 99.1

ECC CAPITAL CORPORATION COMPLETES $1.4 BILLION

ASSET-BACKED SECURITIZATION

IRVINE, CA, May 31, 2005 – ECC Capital Corporation (NYSE: ECR), a mortgage finance real estate investment trust that originates and invests in residential mortgage loans, announced today the successful completion of a securitization and related offering by Encore Credit Receivables Trust 2005-2. The offering includes approximately $1.4 billion of notes backed by a pool of fixed and adjustable rate, subprime mortgage loans secured by first liens on one-to-four family residential properties transferred to the trust in the securitization. The securitization co-lead managers were Countrywide Securities Corporation and Wachovia Securities and the Co-Manager was Credit Suisse First Boston. The notes are offered pursuant to a Prospectus dated October 25, 2004 and Prospectus Supplement dated May 25, 2005.

The notes, which will be characterized as debt for both tax and financial reporting purposes by ECC Capital, will represent obligations of Encore Credit Receivables Trust 2005-2, a Delaware statutory trust. ECC Capital intends to use the proceeds from the securitization to provide long-term financing of the mortgage loans and for general corporate purposes.

Class	Class Principal Amount	Summary Interest Rate Formula	Ratings S&P / Moody’s
		(subject to increase following the first possible optional termination date)
1-A	$576,800,000	1 month LIBOR plus 0.23%	AAA/Aaa
2-A-1	$287,153,000	1 month LIBOR plus 0.11%	AAA/Aaa
2-A-2	$102,936,000	1 month LIBOR plus 0.16%	AAA/Aaa
2-A-3	$132,350,000	1 month LIBOR plus 0.25%	AAA/Aaa
2-A-4	$54,361,000	1 month LIBOR plus 0.35%	AAA/Aaa
M-1	$52,500,000	1 month LIBOR plus 0.44%	AA+/Aa1
M-2	$44,100,000	1 month LIBOR plus 0.46%	AA/Aa2
M-3	$28,000,000	1 month LIBOR plus 0.49%	AA/Aa3
M-4	$26,600,000	1 month LIBOR plus 0.62%	AA/A1
M-5	$22,400,000	1 month LIBOR plus 0.65%	AA-/A2

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M-6	$23,100,000	1 month LIBOR plus 0.70%	A/A3
M-7	$18,900,000	1 month LIBOR plus 1.28%	A-/Baa1
M-8	$16,800,000	1 month LIBOR plus 1.40%	BBB+/Baa2
B	$14,000,000	1 month LIBOR plus 1.85%	BBB-/Baa3
TOTAL	$1,400,000,000

Copies of the Prospectus and Prospectus Supplement relating to the securitization may be obtained from the Company.

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage finance real estate investment trust that originates and invests in residential mortgage loans. Through its wholesale and retail subsidiaries, ECC Capital offers a series of mortgage products to borrowers, with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. ECC Capital is structured to qualify as a real estate investment trust (REIT) by managing a portfolio of nonconforming loans it originates or acquires. As a REIT, ECC Capital’s principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

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Safe Harbor Regarding Forward-Looking Statement

Certain statements contained in this press release, including statements relating to the use of funds from the securitization, may be deemed to be forward-looking statements under federal securities laws and ECC Capital intends that those forward-looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital’s future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to, (i) the condition of the U.S. economy and financial system, (ii) the interest rate environment, (iii) the stability of residential property values, (iv) the potential effect of new state or federal laws or regulations, (v) the effect of increasing competition in ECC Capital’s sector, (vi) ECC Capital’s ability to implement successfully its growth strategy, (vii) continued availability of credit facilities and access to the securitization markets or other sources of capital, (viii) ECC Capital’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, and (ix) other factors and risks discussed in ECC Capital’s Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission. You should also be aware that, except as otherwise specified, all information in this news release is as of May 31, 2005. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital’s expectations.

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